EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 123 to Registration Statement No. 33-572 on Form N-1A of our report dated November 17, 2009, relating to the financial statements and financial highlights of Eaton Vance California Municipal Income Fund (formerly Eaton Vance California Municipals Fund), Eaton Vance Massachusetts Municipal Income Fund (formerly Eaton Vance Massachusetts Municipals Fund), Eaton Vance New York Municipal Income Fund (formerly Eaton Vance New York Municipals Fund), Eaton Vance Ohio Municipal Income Fund (formerly Eaton Vance Ohio Municipals Fund), and Eaton Vance Rhode Island Municipal Income Fund (formerly Eaton Vance Rhode Island Municipals Fund), each a series of Eaton Vance Municipals Trust appearing in the Annual Report on Form N-CSR of Eaton Vance Municipals Trust for the year ended September 30, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts January 28, 2010